EXHIBIT 99.3

COMBINED COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of income for the nine months ended September 30, 2004 and the year ended December 31, 2003 and the unaudited pro forma consolidated balance sheet at September 30, 2004 have been prepared based on the historical consolidated financial statements of Prime under the assumptions set forth in the accompanying footnotes because for accounting purposes, the merger is treated as a reverse acquisition business combination.

On June 11, 2004 Prime and HealthTronics entered into a definitive agreement pursuant to which Prime merged with and into HealthTronics. Under the terms of the agreement, Prime stockholders received one share of HealthTronics common stock for each share of Prime common stock they owned. Because Prime’s stockholders owned approximately 62% of the shares of HealthTronics common stock after the merger, Prime’s designees to the combined company’s board of directors represented a majority of the combined company’s board of directors, and Prime’s senior management represented a majority of the senior management of the combined entity, Prime was deemed to be the acquiring company for accounting purposes and the merger was accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. The consideration paid (purchase price) was allocated to the tangible and intangible net assets of HealthTronics based on their fair values, and the net assets of HealthTronics were recorded at fair values as of the completion of the merger and added to those of Prime. The assets acquired and liabilities assumed were deemed to be those of HealthTronics because HealthTronics was the surviving legal entity. The effect of this transaction is reflected in the Pro Forma Merger Adjustments in the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2004 and the year ended December 31, 2003 assume the merger transaction occurred on January 1, 2003. The unaudited pro forma consolidated balance sheet at September 30, 2004 assumes such transactions occurred on that date. We believe the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the merger transaction. The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations would have been if such transaction had occurred on such dates. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of HealthTronics and Prime, including but not limited to: (i) HealthTronics’ Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2004; and (ii) Prime’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2004.

Reclassifications have been made to HealthTronics’ historical financial statements to conform to Prime’s historical financial statement presentation.

In accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (SFAS 141), HealthTronics’ tangible and intangible net assets have been adjusted to their fair values and the excess of the purchase price over the fair value of HealthTronics’ net assets has been recorded as goodwill.

Unaudited Pro Forma Consolidated Balance Sheet

September 30, 2004

(Amounts in thousands, except per share data)

	Prime	HealthTronics	Pro Forma Merger Adjustments		HealthTronics Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$6,385	$9,326	$(3,265	)(2)	$10,914
			(1,532	)(2)
Accounts receivable, net	24,456	16,460			40,916
Other receivables	731	1,377	—		2,108
Deferred income taxes and income	13,021	569	—		13,590
Prepaid expenses and other current assets	2,328	2,085	—		4,413
Inventory	30,506	11,341	—		41,847

Total current assets	77,427	41,158	(4,797)		113,788

Property and equipment
Equipment, furniture and fixtures	42,104	31,841	(13,793	)(1)	60,152
Land, building and leasehold improvements	12,188	2,682	(356	)(1)	14,514

	54,292	34,523	(14,149)		74,666
Less accumulated depreciation and amortization	(26,776)	(14,149)	14,149	(1)	(26,776)

Property and equipment, net	27,516	20,374	—		47,890

Investments in subsidiaries and other investments	2,916	517	—		3,433
Goodwill, net of accumulated depreciation	185,882	66,401	(66,401	)(2)	304,100
			118,218	(2)
Other noncurrent assets	6,841	3,676	990	(2)	11,507

TOTAL ASSETS	$300,582	$132,126	$48,010		$480,718

LIABILITIES
Current liabilities
Current portion of long-term debt and capital leases	$3,397	$2,327	$—		$5,724
Notes payable	—	23,233	—		23,233
Accounts payable	9,362	6,642	—		16,004
Accrued expenses	13,728	14,277	568	(2)	28,573
Customer deposits and deferred revenues	6,904	1,025	—		7,929

Total current liabilities	33,391	47,504	568		81,463

Long-term debt and capital leases, net of current portion	107,040	8,915	—		115,955
Other long term obligations	1,279	2,862	300	(2)	4,441
Deferred income taxes	21,003	270	—		21,273

Total liabilities	162,713	59,551	868		223,132

Minority Interest	9,076	27,805	—		36,881
STOCKHOLDER’S EQUITY
Common Stock	211	23,316	(23,316	)(2)	179,314
			87,412	(2)
			86,998	(2)
			4,742	(2)
			(210	)(2)
			161	(2)
Capital in excess of par value	86,998	—	(86,998	)(2)	—
Deferred stock compensation	—	—	(193	)(2)	(193)
Accumulated earnings	41,584	21,454	(21,454	)(2)	41,584

Total stockholders’ equity	128,793	44,770	47,142		220,705

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$300,582	$132,126	$48,010		$480,718

(1) To eliminate the accumulated depreciation of HealthTronics.

(2) To record the purchase price allocation arising from the reverse purchase acquisition of HealthTronics by Prime as of September 30, 2004. As of September 30, 2004, HealthTronics had 12,277,000 outstanding shares of common stock. The Agreement and Plan of Merger was entered into on June 11, 2004 (the “Announcement Date”) and provides for the principal stockholders of Prime to receive one share of HealthTronics common stock for each share of Prime common stock they own (or approximately 20,705,000 shares of the common stock of HealthTronics) as consideration for the business combination. Based on the average market value of HealthTronics common stock for the period of two business days before and after the Announcement Date ($7.12 per share), HealthTronics’ purchase price is calculated as approximately $87,412,000. HealthTronics’ book value at September 30, 2004 was $44,770,000.

Purchase price value of 100% of the 12,277,000 shares of HealthTronics common stock outstanding at September 30, 2004 valued at $7.12 per share		$87,412,000
Plus:
Net tangible liabilities and minority interest acquired	$87,356,000
Less: Tangible assets acquired:
Total assets acquired	(132,126,000)
Elimination of HealthTronics existing goodwill	66,401,000

Net tangible assets acquired		21,631,000
Fair value of HealthTronics options converted to combined company options, net of intrinsic value of unvested options		4,549,000
Options modified to certain HealthTronics directors and employees severed in connection with the merger		161,000
Transaction costs including certain immediate severance and noncompete costs incurred by Prime		3,265,000
Monthly noncompete payments and severance payment for certain severed HealthTronics employees		868,000
Transaction costs incurred by HealthTronics immediately prior to the acquisition		1,532,000
Less:
Stock issuance costs		(210,000)
Amount allocated to non compete agreements		(990,000)

Excess purchase price over the fair value of HealthTronics’ net assets acquired (goodwill) based upon preliminary purchase price allocations		$118,218,000

The allocation is preliminary. No preliminary adjustments were made for customer contracts, trade secrets, or unpatented technology or in-process research and development because management does not expect these intangible assets to have significant value. Significant allocation uncertainties exist as of this filing date and the final allocation may differ materially as the company continues its review of the facts including a tangible and intangible study to be completed by a third party valuation firm.

Management allocated $990,000 to the noncompete agreements based upon the fair value of the noncompete agreements. The fair value was determined based upon the amount of cash that the combined company must pay the severed employees over the three year life of the agreements.

The purchase price adjustment reflects the payment of transaction costs incurred for the merger from available cash and cash equivalents. The transaction costs include investment banking fees, bank fees, legal and accounting fees, printing costs and severance costs for certain HealthTronics employees. Outstanding options to purchase a total of 2,138,000 shares of HealthTronics common stock will be converted into a total of 2,138,000 options to purchase combined company stock. The fair value of these options was determined using the Black-Scholes option pricing model with the following assumptions:

Expected volatility	43%
Risk free interest rate	2.3%
Expected life of options (years)	4
Expected dividend yield	0.0%

The intrinsic value of unvested stock options of HealthTronics was allocated to deferred compensation. The allocation of the purchase price between goodwill and deferred compensation will be affected by the closing price of HealthTronics common stock on the closing date of the merger. A completion date market price of $7.18 (closing price on September 30, 2004) for HealthTronics shares has been used in the calculation of the intrinsic value allocated to deferred compensation.

Included in goodwill are monthly noncompete and severance agreements for certain severed HealthTronics employees. The $568,000 included in accrued expenses represents payments to be made in the twelve months following the balance sheet date while the $300,000 included in other long term obligations represents the payments to be made subsequent to a year following the balance sheet date.

The adjustments to shareholders’ equity reflect the reverse purchase price of HealthTronics. The adjustments, which net to $47,142,000, are:

Common stock
To eliminate HealthTronics common stock	$(23,316,000)
To record the value of HealthTronics common stock issued as purchase price	87,412,000
To reclassify Prime capital in excess of par value to common stock	86,998,000
To record the fair value of HealthTronics options converted to combined company options	4,742,000
To record stock issuance costs relating to the merger	(210,000)
To record options modified in connection with the merger	161,000

Capital in excess of par value
To reclassify Prime capital in excess of par value to common stock	(86,998,000)

Deferred compensation
To record deferred compensation relating to HealthTronics options converted to combined company options	(193,000)

Accumulated Earnings
To eliminate HealthTronics accumulated earnings	(21,454,000)

$47,142,000

Unaudited Pro Forma Consolidated Statement of Income

for the Year Ended December 31, 2003

(Amounts in thousands, except per share data)

	Prime	HealthTronics	Pro Forma Merger Adjustments		HealthTronics Pro Forma Adjusted
Statement of Income Data:
Revenue:
Urology	$60,416	$55,772	$—		$116,188
Manufacturing	98,955	—	—		98,955
Orthotripsy	—	18,813	—		18,813
Other	1,022	13,821	—		14,843

	160,393	88,406	—		248,799

Cost of services and general and administrative expenses:
Urology	24,802	25,008	—		49,810
Manufacturing	89,499	—	—		89,499
Orthotripsy	—	15,403	—		15,403
Other	3,495	19,837	162	(1)	23,494
Depreciation and amortization	7,063	5,602	330	(2)	12,995

Operating income	35,534	22,556	(492)		57,598

Other income (expenses):
Interest and dividends	313	191	(48	)(3)	456
Interest expense	(8,991)	(1,938)	—		(10,929)
Loan fees	(257)	—	—		(257)
Other, net	(118)	6,949	—		6,831

Income (loss) before provision (benefit) for income taxes and minority interests	26,481	27,758	(540)		53,699
Minority interest in consolidated income	17,591	19,273	—		36,864
Provision (benefit) for income taxes	2,667	3,224	(189	)(4)	5,702

Net income (loss)	$6,223	$5,261	$(351)		$11,133

Basic earnings (loss) per share:
Net income (loss)	$0.36	$0.46			$0.39
Weighted average shares outstanding	17,157	11,504			28,661

Diluted earnings (loss) per share:
Net income (loss)	$0.36	$0.45			$0.38
Weighted average shares outstanding	17,367	11,751			29,118

Other Financial Data:
Net cash provided by operating activities	$37,272	$784			$38,056
Net cash provided by (used in) investing activities	(19,889)	4,492			(15,397)
Net cash used in financing activities	(27,777)	(13,044)			(40,821)

(1)	To record amortization of deferred compensation related to unvested HealthTronics options converted to options of the combined company. options of the combined company. The intrinsic value of unvested stock options of HealthTronics was allocated to deferred compensation that is being amortized over the remaining vesting period of the unvested options.
(2)	To record amortization of the noncompete agreements with certain HealthTronics severed employees. The noncompete agreements are being amortized over three years which is the contractual life of the agreements.
(3)	To adjust interest income based on the reduced cash balances due to the combined merger costs. The interest rate of 1% was determined based upon the combined company’s expected interest rate earned on excess cash balances.
(4)	To record the income tax benefit of the pro forma adjustments using a statutory tax rate of 35%.

Unaudited Pro Forma Consolidated Statement of Income

for the Nine Months Ended September 30, 2004

(Amounts in thousands, except per share data)

	Prime	HealthTronics	Pro Forma Merger Adjustments		HealthTronics Pro Forma Adjusted
Statement of Income Data:
Revenue:
Urology	$55,989	$44,840	$—		$100,829
Manufacturing	80,462	13,329	—		93,791
Orthotripsy	—	12,659	—		12,659
Other	712	5,531	—		6,243

	137,163	76,359	—		213,522

Cost of services and general and administrative expenses:
Urology	24,861	20,865	—		45,726
Manufacturing	73,287	7,422	—		80,709
Orthotripsy	—	10,496	—		10,496
Other	2,724	15,729	27	(1)	18,480
Depreciation and amortization	5,303	4,482	248	(2)	10,033

Operating income	30,988	17,365	(275)		48,078

Other income (expenses):
Interest and dividends	207	164	(36	)(3)	335
Interest expense	(7,033)	(1,714)	—		(8,747)
Other, net	44	1,572	—		1,616

Income (loss) before provision (benefit) for income taxes and minority interests	24,206	17,387	(311)		41,282
Minority interest in consolidated income	16,856	16,613	—		33,469
Provision (benefit) for income taxes	2,605	696	(109	)(4)	3,192

Net income (loss)	$4,745	$78	$(202)		$4,621

Basic earnings (loss) per share:
Net income (loss)	$0.24	$0.01			$0.14
Weighted average shares outstanding	20,012	12,205			32,217

Diluted earnings (loss) per share:
Net income (loss)	$0.23	$0.01			$0.14
Weighted average shares outstanding	20,282	12,265			32,547

Other Financial Data:
Net cash provided by operating activities	$24,969	$184			$25,153
Net cash used in investing activities	(1,935)	(3,772)			(5,707)
Net cash provided by (used in) financing activities	(26,429)	3,874			(22,555)

(1)	To record amortization of deferred compensation related to unvested HealthTronics options converted to options of the combined company. options of the combined company. The intrinsic value of unvested stock options of HealthTronics was allocated to deferred compensation that is being amortized over the remaining vesting period of the unvested options.
(2)	To record amortization of the noncompete agreements with certain HealthTronics severed employees. The noncompete agreements are being amortized over three years which is the contractual life of the agreements.
(3)	To adjust interest income based on the reduced cash balances due to the combined merger costs. The interest rate of 1% was determined based upon the combined company’s expected interest rate earned on excess cash balances.
(4)	To record the income tax benefit of the pro forma adjustments using a statutory tax rate of 35%.